UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2008

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in its Form 8-K filed December 2, 2008, Burlington Northern Santa Fe Corporation (“BNSF”) entered into an underwriting agreement dated as of November 25, 2008, in connection with the issuance and sale of $500 million in aggregate principal amount of 7.00% Notes due February 1, 2014, as described in the prospectus supplement dated November 25, 2008. The notes were issued under the Indenture dated as of December 1, 1995, as supplemented by the Third Supplemental Indenture, dated as of December 3, 2008, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as trustee, and a certificate providing for the issuance of the notes. The notes were delivered against payment on December 3, 2008.

A copy of the Third Supplemental Indenture and other documents relating to this transaction are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: December 3, 2008	By:	/s/ James H. Gallegos
James H. Gallegos
Vice President and Corporate General Counsel

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated as of December 3, 2008, to Indenture dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Certificate of Determination as to the terms of BNSF’s 7.00% Notes due February 1, 2014.

5.1	Opinion of Sullivan & Cromwell LLP, as to the validity of the securities being offered.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).